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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption 'Experts' in the Registration Statement (Form S-3 No. 333-20013) and related Prospectus of WestPoint Stevens Inc. for the registration of 2,000,000 shares of its common stock and to the incorporation by reference therein of our report dated February 5, 1997, with respect to the consolidated financial statements and schedule of WestPoint Stevens Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                                   /S/ ERNST & YOUNG LLP
                                           ----------------------------------
                                                    ERNST & YOUNG LLP

Columbus, Georgia
February 11, 1997